UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. __)
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☐	Definitive Proxy Statement
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COINSTAR, INC.
(Name of Registrant as Specified In Its Charter)

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FOR IMMEDIATE RELEASE

CONTACTS:
Coinstar, Inc.
Brian Turner, Chief Financial Officer	Tom Ryan
425-943-8000	ICR, Inc.
203-682-8200

Media
Marci Maule, Director Public Relations	Matthew Sherman / Barrett Golden
425-943-8277	Joele Frank, Wilkinson Brimmer Katcher
212-355-4449
LEADING PROXY ADVISORY FIRM GLASS LEWIS RECOMMENDS STOCKHOLDERS
VOTE FOR ALL THREE COINSTAR DIRECTORS
BELLEVUE, Wash. — May 21, 2008 — Coinstar, Inc. (NASDAQ: CSTR) today announced that Glass Lewis & Co., a leading independent proxy advisory firm, recommends that Coinstar stockholders vote FOR the re-election of all three of the Board’s incumbent directors — Deborah Bevier, David Eskenazy and Robert Sznewajs — and reject Shamrock Activist Value Fund’s opposition slate at the Company’s Annual Meeting of stockholders on Tuesday, June 3, 2008.
“We are pleased that Glass Lewis supports the re-election of Coinstar’s directors and rejected Shamrock’s nominees,” said Dave Cole, Chief Executive Officer of Coinstar. “This recommendation from one of the leading independent proxy advisory firms reaffirms our strong belief that we have the right Board in place to continue executing our successful 4th Wall™ strategy. We urge all Coinstar stockholders to follow Glass Lewis’ recommendation and vote for all three of Coinstar’s highly qualified directors on the WHITE proxy card today.”
In its May 21, 2008, report, Glass Lewis stated1:
•	“...in light of the board’s announced plan to solicit the major shareholders of the Company for the appointment of a new independent director, we believe that shareholders should support the reelection of Coinstar’s incumbent nominees.”

•	“Notably, as the largest shareholder of the Company, there appears to be nothing preventing Shamrock from presenting possible candidates to the board for the upcoming appointment process.”

•	“Unfortunately for Shamrock, in this situation, the Dissident’s track record on the boards of other portfolio companies is troubling.”

•	“...we are concerned with Shamrock’s replacement of Mr. [Peter] Clapman at iPass after he sided with the Company’s directors regarding Shamrock’s proposal to sell iPass. The Dissident has made no comment regarding these actions at iPass and has made no guarantee against undertaking such actions if any of the three nominees were elected to the Coinstar board.”
To follow the recommendation of Glass Lewis, stockholders should vote “FOR” all three of the Company’s directors by signing, dating and returning the WHITE proxy card today. Stockholders with questions or who need assistance voting their shares may call the Company’s proxy solicitor, Georgeson Inc. at 1-888-605-7543.

[1]	Permission to use quotations was neither sought nor obtained.

About Coinstar, Inc.
Coinstar, Inc. (NASDAQ: CSTR) is a multi-national company offering a range of 4th Wall™ solutions for the retailers’ front of store consisting of self-service coin counting, money transfer, electronic payment solutions, entertainment services and self-service DVD rental. The Company’s products and services can be found at more than 50,000 retail locations including supermarkets, drug stores, mass merchants, financial institutions, convenience stores and restaurants.
Important Additional Information
On April 30, 2008, Coinstar began mailing to its stockholders a definitive proxy statement with a WHITE Proxy Card and other materials in connection with Coinstar’s 2008 Annual Meeting of Stockholders. STOCKHOLDERS ARE URGED TO READ COINSTAR’S DEFINITIVE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS BECAUSE THEY CONTAIN IMPORTANT INFORMATION. The definitive proxy statement and other documents relating to the 2008 Annual Meeting and Coinstar can be obtained free of charge from the SEC’s website at http://www.sec.gov. These documents can also be obtained free of charge from Coinstar at its website, www.coinstar.com, under: About Us — Investor Relations — SEC Filings. The contents of the websites above are not deemed to be incorporated by reference into the definitive proxy statement or other materials. In addition, copies of the definitive proxy statement, WHITE Proxy Card and other materials may be requested by contacting our proxy solicitor, Georgeson Inc. by phone, toll-free, at 1-(888) 605-7543.
Detailed information regarding the names, affiliations and interests of individuals who are participants, including Coinstar directors and certain executive officers and other employees, in the solicitation of proxies of Coinstar’s stockholders is available in Coinstar’s definitive proxy statement.
Safe Harbor for Forward-Looking Statements
Certain statements in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The words “will,” “believe,” “estimate,” “expect,” “intend,” “anticipate,” “goals,” “prospects,” variations of such words, and similar expressions identify forward-looking statements, but their absence does not mean that the statement is not forward-looking. The forward-looking statements in this press release include statements regarding Coinstar, Inc.’s anticipated performance and Board actions. Forward-looking statements are not guarantees of future performance and actions, and they may vary materially from those expressed or implied in such statements. Differences may result from actions taken by Coinstar, including its Board, as well as from risks and uncertainties beyond Coinstar’s control. Such risks and uncertainties include, but are not limited to, actions taken by Coinstar’s stockholders, the termination, non-renewal or renegotiation on materially adverse terms of our contracts with our significant retailers, payment of increased service fees to retailers, fewer than expected installations, the ability to attract new retailers, penetrate new markets and distribution channels, cross-sell our products and services and react to changing consumer demands, the ability to achieve the strategic and financial objectives for our entry into or expansion of new businesses, the ability to adequately protect our intellectual property, and the application of substantial federal, state, local and foreign laws and regulations specific to our business. The foregoing list of risks and uncertainties is illustrative, but by no means exhaustive. For more information on factors that may affect future performance, please review “Risk Factors” described in our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission. These forward-looking statements reflect Coinstar’s expectations as of the date of this press release. Coinstar undertakes no obligation to update the information provided herein.
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